Exhibit 7.1

AGREEMENT OF JOINT FILING

The parties listed below agree that the amendment of Schedule 13D to which this agreement is attached as an exhibit, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 1, 2019

[Signature Page to Joint Filing Agreement]

Windtech Holdings Limited

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

Wisetech Holdings Limited

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

New Horizon Capital III, L.P.
By New Horizon Capital Partners III, Ltd., its general partner

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

New Horizon Capital, L.P.
By New Horizon Capital Partners, Ltd., its general partner

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

New Horizon Capital Partners III, Ltd.

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

New Horizon Capital Partners, Ltd.

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

Victory Summit Investments Limited

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director